Agreement for Debts Settlement

Party A: Shenzhen Jiancheng Investment Co., Ltd.

Party B: Tibet Changdu Huiheng Development Co., Ltd.

Up until March 30, 2011, Party A should pay Party B RMB110,720,000.00  for the equipment and miscellaneous service charge;

According to the “Transfer Agreement” signed by both parties on Mar. 14, 2011, Party B should pay Party A RMB54,000,000.00 for the project transfer;

An agreement has been reached as follows through friendly consultation by both parties:

1.	The sum that Party A should pay Party B and the sum that Party B should pay Party A offset each other. As a result, Party A still owes Party B RMB56,720,000.00 on the accounts receivable.

2.	The agreement enters into force upon signatures and stamps of both parties, in two copies, with each party having one copy, both of which have the same legal force.

3.
Any dispute arising from the performance of this agreement shall be settled through friendly negotiation, and in case of failure to reach a settlement through the negotiation, go to the Shenzhen People’s Court to file a lawsuit.

Party A: Shenzhen Jiancheng Investment Co., Ltd.	Party B: Tibet Changdu Huiheng Development Co., Ltd.

Legal Representative: Jun Li	Legal Representative: Xiaobing Hui

Signed at Shenzhen on March 30, 2011